Exhibit 10.41
(Portions of this Exhibit have been omitted
pursuant to a request for confidential treatment)
Dear Jeff:
The purpose of this Letter Agreement (“Agreement”) is to retain and maximize your talents during this critical transition period for Hill-Rom’s North America Acute Care Division (“NAAC Division”) and this Agreement amends your Employment Agreement dated March 31, 2008 (“Employment Agreement”) as follows:
1. Base Salary. Effective October 1, 2009, Paragraph 4(a) of the Employment Agreement shall be amended and restated to increase your annual base salary to Three Hundred Eighty Thousand Dollars ($380,000.00) and shall read as follows:
(a)	A base salary at the bi-weekly rate of Fifteen Thousand Eight Hundred Thirty-Three Dollars and Thirty-Three Cents ($15,833.33), less usual and ordinary deductions;
2. Short-Term Incentive Compensation (“STIC”). Effective October 1, 2009, Paragraph 4(b) of the Employment Agreement shall be amended and restated to provide you a STIC opportunity of up to Sixty Percent (60%) of base salary as follows:
(b)	Employee shall be eligible for a short-term incentive compensation opportunity of up to Sixty Percent (60%) of base salary under the Short Term Incentive Compensation Program (“STIC”).
3. Performance and Retention Bonus. Effective October 1, 2009, Paragraph 4(c) of the Employment Agreement shall be amended and restated to provide you an opportunity to earn a performance and retention bonus of up to Six Hundred Thousand Dollars ($600,000.00) as follows:
(c)
Bonus Opportunity. The Employee shall be entitled to a performance and retention bonus, based on the Company’s attainment of certain organizational performance criteria, up to a maximum bonus payable of Six Hundred Thousand Dollars ($600,000.00) (“Maximum Bonus Amount”).

Mr. Jeffrey Kao
October 2009

The payment of any bonus hereunder shall be contingent on satisfaction in full of all of the following: (1) the Employee demonstrating best efforts, as determined by the Company in its sole discretion, to have a “ready now” successor for each of the NAAC Division’s heads of sales and marketing/business unit management reporting to Employee, in each case, by December 1, 2010; (2) the Company achieving the organizational performance criteria established hereunder (“Performance Criteria”); (3) achieving and maintaining the NAAC Division’s fiscal year 2010 business plan’s (as approved by the Company’s Board of Directors (“Board”)) operating income, as adjusted, by the Board’s Compensation and Management Development Committee for extraordinary items (“Adjusted FY 2010 OI”); and (4) achieving a level of revenue in the NAAC Division for FY2010 as adjusted by the CMDC (“Adjusted FY2010 Revenue”) equal to or greater than the NAAC Division’s Adjusted FY2009 Revenue as adjusted by the CMDC; and (5) the Employee’s continued employment with the Company until January 1, 2011, except in the event of the Employee’s involuntary termination of employment without cause or the Employee’s voluntary termination of employment with Good Reason.

If the level of FY2010 NAAC Division Adjusted Revenue does not exceed the FY2010 NAAC Division’s business plan targeted revenue (as approved by the Board) any otherwise eligible bonus payouts under this agreement will be reduced by 50%.

Performance Criteria. The Performance Criteria shall be determined based on market share [***]. The Company’s market share shall be determined by [***], as set forth in Exhibit “A” [***].

Subject to the other terms and conditions set forth in this Agreement, for the performance period beginning October 1, 2009 and ending September 30, 2010 (“Year One”), the Employee shall be entitled to a bonus up to but not exceeding the Maximum Bonus Amount, with two-thirds of such bonus being paid in December 2010 (“Initial Amount”) and one third being held back for potential payment in December 2011, with the amount so held back being referred to as the “Hold Back Amount”. The Initial Amount plus the Hold Back Amount equals the “Total Bonus.”

Employee is eligible to earn up to Four Hundred Thousand Dollars ($400,000) of the Maximum Bonus Amount based on [***].
Employee’s actual bonus payment, if any, will be calculated on a pro rata basis, with a bonus earned or payable only if [***].
[***].

Subject to the other terms and conditions set forth in this Agreement, for the performance period beginning October 1, 2010 and ending September 30, 2011 (“Year Two”), if [***], then Company shall pay the entire applicable Hold Back Amount to the Employee in a single lump sum payment in December 2011.

***	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Mr. Jeffrey Kao
October 2009

If the Total Bonus as recalculated using Year Two market data as if it were applied in Year One is less than the Initial Amount, Employee will forfeit the entire Hold Back Amount. If the Total Bonus as recalculated using Year Two market data exceeds the Initial Amount, then the Employee shall be entitled to the portion of the Hold Back Amount equal to such excess. [***]. In the event the entire Hold Back Amount is more than offset by any adjustment, there will be no forfeiture of the Initial Amount. [***].

Adjustments based on Early Termination. In the event of the Employee’s involuntary termination of employment without cause or the Employee’s voluntary termination of employment with Good Reason between October 1, 2009 and March 31, 2010, then the maximum bonus that may be earned by the Employee shall be reduced by multiplying Four Hundred Thousand Dollars ($400,000.00) by a fraction, the numerator of which is the total number of full months of service completed by the Employee and the denominator of which is six (6). In the event of the Employee’s involuntary termination of employment without cause or the Employee’s voluntary termination of employment with Good Reason between April 1, 2010 and October 1, 2010, then the maximum bonus that may be earned by the Employee shall be determined as provided above but subject to a maximum bonus of Four Hundred Thousand Dollars ($400,000.00), and no bonus shall be payable for the period beginning October 1, 2010 and ending September 30, 2011. In the event of the Employee’s involuntary termination of employment without cause or the Employee’s voluntary termination of employment with Good Reason between October 1, 2010 and September 30, 2011, then the Hold Back Amount payable with respect to this performance period shall be paid to the Employee in full, regardless of whether the Company attains the organizational Performance Criteria for this performance period.

Notwithstanding the above, the CMDC shall have total discretion regarding [***] calculations, satisfaction of Performance Criteria, and determination of any bonus amounts payable hereunder.
4. Long-Term Incentive Compensation (“LTIP”). Paragraph 4 of the Employment Agreement shall be amended to provide you a potential LTIP award, if approved by the CMDC, valued at Six Hundred Sixty Five Thousand Dollars ($665,000), by adding new Paragraph 4(d) as follows:
(d)
Subject to approval of the revised Long Term Incentive (“LTIP”) Plan by the CMDC during its September 2009 meeting, effective December 3, 2009, the Company shall award the Employee a long-term incentive compensation award valued at Six Hundred Sixty Five Thousand Dollars ($665,000) under the LTIP, consisting of time-based restricted stock units valued at Two Hundred Sixty Six Thousand Dollars ($266,000.00), time-based stock options valued at One Hundred Ninety Nine Thousand ($199,000.00), and phantom stock units valued at One Hundred Ninety Nine Thousand ($199,000.00) . The above awards will vest as provided under the terms of the revised LTIP.

***	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Mr. Jeffrey Kao
October 2009

5. Forfeiture/Clawback. In the event of the your involuntary termination of employment with Hill-Rom Holdings, Inc. or any of its subsidiaries (“Company”) for cause (as defined in the Employment Agreement) or voluntary termination of employment without Good Reason (as defined in the Employment Agreement) prior to January 1, 2011, you shall forfeit all performance-based compensation provided under paragraph 3 of this Letter Agreement. In the event of such forfeiture, you agree to repay to the Company the total value of all performance-based compensation provided under paragraph 3 of this Letter Agreement plus interest at an annual interest rate of three point two five percent (3.25%). Moreover, if, within twenty four months of any payment to you of performance-based compensation under paragraph 3 of this Agreement, it is determined, in the judgment of the Board’s Compensation and Management Development Committee (“CMDC”), that (i) such amount(s) exceed(s) the amount(s) that would have been paid to you had the Company’s relative market share (as calculated under [***]) and/or Adjusted FY 2010 OI been correctly calculated prior to any payment to you of performance-based compensation under paragraph 3 of this Agreement, and (ii) the incorrect calculation of the Company’s relative market share (as calculated under [***]) and/or Adjusted FY 2010 OI was, in the judgment of the CMDC, due, in whole or in part, to your misconduct (including, without limitation, fraud, and violation of law or Company policy), then you agree to repay to the Company on demand the total value of such excess amount of performance-based compensation under paragraph 3 of this Agreement plus interest at an annual interest rate of three point two five percent (3.25%).
6. Effect on Employment Agreement. Your Employment Agreement will remain in full force and effect, except as modified by this Letter Agreement.

***	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Mr. Jeffrey Kao
October 2009

7. Counterparts. This Letter Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.
Please indicate your acceptance of these terms by countersigning a copy of this Letter Agreement and returning it to the undersigned at your earliest convenience.

Very truly yours, HILL-ROM HOLDINGS, INC.

By:
Name:
Its:

Accepted and agreed:

By:

JEFFREY KAO

Date:

Mr. Jeffrey Kao
October 2009

EXHIBIT A
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***	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.